Exhibit 99

Contact Info:                          Mary Ellen Fitzpatrick (978) 656-5520
Senior Vice President, Corporate Communications

Press Release

Enterprise Bancorp, Inc. Announces a Two-for-One Stock Split

LOWELL, Mass.—(BUSINESS WIRE)—May 3, 2006—Enterprise Bancorp, Inc. (the “company”) (NASDAQ:EBTC —News) announced a two-for-one stock split in the form of a stock dividend to shareholders of record as of June 15, 2006 payable on June 30, 2006. According to Chairman/CEO George L. Duncan, “This action was taken in an effort to express appreciation to shareholders for their long-time support and to encourage a broader base of potential investors leading to our goal of increasing the liquidity of the stock.”

Enterprise Bancorp, Inc. recently reported net income of 11% for first quarter 2006. According to Mr. Duncan, “ Enterprise’s 11% net income growth reflects strong commercial loan growth and successful expansion into new geographic markets. In addition, our non-bank revenue streams, primarily investment advisory and insurance services, continue to make positive contributions to the company’s results. In light of Enterprise Bank’s strong financial position, highly-skilled management team, brand name and strong reputation in the commercial banking arena, the board felt a stock split was appropriate at this time.”

The Company also recently announced its second quarter dividend of $0.14 per share (based on pre-split shares) payable on June 1, 2006 to shareholders of record as of May 11, 2006 which on an annualized basis represents a 17% increase over the 2005 annual dividend rate.

The Company was recently recognized in the Boston Business Journal  (April 28, 2006) as one of the top 20 mid-sized “Best Places to Work” in Massachusetts.

Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank. The company principally is engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through the bank and its subsidiaries, the company offers a range of commercial and consumer loan and deposit products as well as investment management, trust and insurance services. The company’s headquarters and the bank’s main office are located at 222 Merrimack Street in Lowell, Massachusetts. The company’s primary market area is the Merrimack Valley and North Central regions of Massachusetts and South Central New Hampshire. The company has fourteen full-service branch banking offices located in the Massachusetts cities and towns of Lowell, Andover, Billerica, Chelmsford, Dracut, Fitchburg, Leominster, Tewksbury, and Westford, and in Salem, New Hampshire, which serve those cities and towns as well as the surrounding communities.

The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions that predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the company. These risks, uncertainties and other factors may cause the actual results, performance and achievements of the company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause such differences include, but are not limited to general economic conditions, changes in interest rates, regulatory considerations and competition. For more information about these factors, please see our most recent Annual Report on Form 10-K on file with the SEC, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Any forward-looking statements contained in this press release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise.